Exhibit 99.(i)(ii)

September 19, 2008

AIG Series Trust
Harborside Financial Center
32000 Plaza 5
Jersey City, NJ 07311-4992

Re:                               AIG Series Trust
Securities Act Registration Statement No. 333-111662 Post-Effective Amendment No. 14
(the “Registration Statement”)
Investment Company Act File No. 811-21482

Ladies and Gentlemen:

We have acted as counsel for AIG Series Trust (the “Registrant”) and its investment series, AIG SunAmerica Alternative Strategies Fund (the “Fund”), and are familiar with the Registrant’s Registration Statement with respect to the Fund under the Securities Act of 1933, as amended.  The Registrant is organized as a statutory trust under the laws of the State of Delaware.

We have examined the Registrant’s Declaration of Trust, as amended and restated, as well resolutions of the Board of Trustees of the Registrant relating to the authorization and issuance of shares of beneficial interest of the Fund, and such other documents and matters as we have deemed necessary to enable us to render this opinion.  We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

Based upon the foregoing, we are of the opinion that the Fund’s shares proposed to be sold pursuant to the Registration Statement, when it becomes effective, have been validly authorized and, when delivered by the Registrant against receipt of the net asset value of the shares of the Fund and in the form of consideration as described in the Registration Statement, will be legally and validly issued and will be fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Securities and Exchange Commission in connection with the offering of the Registrant’s shares of beneficial interest, as indicated above, and to the reference to our firm, as counsel to the Registrant, in the Fund’s Prospectus to be dated as of the effective date of the Registration Statement and in any revised or amended versions thereof, until such time as we revoke such consent. In giving such consent, we do not hereby admit that we are within the category of person whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP

Dechert LLP